                                                                  Exhibit 11


Computation of Earnings Per Share Available for Common Shareholders


                                                   For the Year
                                                 ended December 31

PRIMARY:                                                   1996

Average shares outstanding                            3,684,104

Impact of Treasury Shares                                20,550
                                                      ---------
Total                                                 3,663,554
                                                      =========

Net Income                                           $6,462,872
Less Preferred Dividends                              1,236,446
                                                      ---------
Net Income Available for Common Shareholders         $5,226,426
                                                     ==========
Net Income Per Share for Common Shareholders =       $5,226,426 /
                                                     ==========
                                                      3,663,554 =
                                                     $1.4266